UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 1, 2006

CASTLE BRANDS INC.
(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-32849 (Commission File Number)	41-2103550 (I.R.S. Employer Identification No.)
570 Lexington Avenue, 29th Floor
New York, New York 10022
(Address of principal executive offices)
(646) 356-0212
(Registrant’s telephone number,
including area code)

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Definitive Material Agreement.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1: EMPLOYMENT AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01 Entry into a Definitive Material Agreement.
     On July 1, 2006, Castle Brands Inc. (the “Company”) entered into a four-year Employment Agreement (the “Employment Agreement”) with Constantine Constandis pursuant to which Mr. Constandis will serve as Managing Director—Americas and Senior Vice President of Global Strategic Planning of the Company effective immediately. The Employment Agreement provides for a current annual base salary of $250,000, with increases in the sole discretion of the Compensation Committee of the Company’s Board of Directors. The Employment Agreement also includes incentive performance bonuses of up to 100% of the annual base salary upon successful achievement of goals and objectives agreed upon by Mr. Constandis and the Compensation Committee.
     The Employment Agreement provides that Mr. Constandis is entitled to options to purchase the Company’s common stock to the extent granted by the Compensation Committee. On July 1, 2006, the Company granted Mr. Constandis an option to purchase 100,000 shares of the Company’s common stock at an exercise price of $7.73 per share.
     If the Company does not offer to renew the Employment Agreement after the expiration of the term, Mr. Constandis is entitled to 12 months salary and benefits. Mr. Constandis is also entitled to 12 months salary, a pro rated portion of his annual incentive bonus, if any, based on the portion of the year in which Mr. Constandis was employed and accelerated vesting of a pro rata portion of any of his unvested stock options for the number of full calendar months that have elapsed from the last vesting date through the date of termination if (1) his employment is terminated by the Company without cause or by Mr. Constandis for “good reason” and (2) Mr. Constandis complies with the provisions of the employment agreement relating to confidentiality, discoveries and improvements, non-solicitation, non-competition and non-disparagement.
     The Company may terminate Mr. Constandis at any time for “cause” with 30 days prior written notice. Mr. Constandis may terminate his employment for any reason upon 60 days’ notice to us. No payments, other than payments for base salary already earned as of the date of termination, will be payable to Mr. Constandis upon termination by the Company for cause or by Mr. Constandis voluntarily.
     A copy of the Employment Agreement with Mr. Constandis is filed herewith as Exhibit 10.1. In addition, a copy of the press release announcing Mr. Constandis’ employment with the Company is filed herewith as Exhibit 99.1.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits.

10.1	Employment Agreement, dated July 1, 2006, between Castle Brands Inc. and Constantine Constandis.

99.1	Press Release dated July 5, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: July 5, 2006

CASTLE BRANDS INC.
By:	/s/ Keith A. Bellinger
	Name:	Keith A. Bellinger
	Title:	President and Chief Operating Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Employment Agreement, dated July 1, 2006, between Castle Brands Inc. and Constantine Constandis.

99.1	Press Release dated July 5, 2006.